Exhibit 99.1

XERIS APPOINTS ANH NGUYEN, MD, MBA AS CHIEF MEDICAL OFFICER

Kenneth Johnson, PharmD, SVP Global Development & Medical Affairs to retire

CHICAGO, IL; February 24, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced that Dr. Anh Nguyen has joined Xeris as Chief Medical Officer (CMO) succeeding Ken Johnson PharmD, SVP, Global Development and Medical Affairs who will retire April 1, 2025. Dr. Nguyen will develop and lead the entire product portfolio vision and strategic direction for the Medical, Regulatory, Preclinical and Clinical Development, and Pharmacovigilance functions, reporting to John Shannon, Xeris’ CEO.

“We are pleased to have Anh return to Xeris as our first Chief Medical Officer. Anh is an accomplished clinician-scientist and biopharma executive dedicated to driving advancements in regulatory strategy, clinical development, medical affairs, and commercial launches,” said John Shannon, CEO of Xeris. “He brings his forward-thinking leadership to Xeris at a time when we prepare to embark in our Phase 3 development of XP-8121 and continue to drive growth of our commercial portfolio, especially Recorlev®.”

Mr. Shannon continued, “We are fortunate that Ken has strategically played an active role in finding his successor and has graciously agreed to help and support in the transition of his organization under the new leadership of Anh. Ken’s guidance and support will undoubtedly ensure a smooth passing of the baton and set the stage for continued success of the entire Medical, Regulatory, Preclinical and Clinical Development, and Pharmacovigilance functions.”

Dr. Nguyen brings an extensive wealth of clinical and leadership experience to his role as CMO, leading the development of first-in-class therapies including circular RNA-based oncology treatments, gene-edited xenotransplants, immuno-oncology vaccines, and allogeneic CAR-T therapies. Dr. Nguyen served as Vice President and Therapeutic Sector Lead at Asklepios Biopharmaceutical (AskBio), where he directed the IND clearance and early-phase clinical trials of AAV gene therapies for neuromuscular rare disease. Among his many achievements, Dr. Nguyen shaped clinical and regulatory policies for breakthrough therapies while serving as a medical officer at the NIH, FDA, and CMS. During his Robert Wood Johnson Foundation Health Policy Fellowship serving on the US Senate HELP Committee, Dr. Nguyen was a key contributor to the landmark "21st Century Cures Act". He also led the establishment of an ambulatory surgical service to expedite pediatric orphan disease and oncology trials, earning the prestigious NIH Director's Award. During his tenure at Xeris, Dr. Nguyen served as the program medical lead for Gvoke®’s NDA and MAA approvals and multiple IND clearances for endocrine and rare disease, including novel endocrine drug co-formulations for diabetes, immunology, and pediatric epilepsy. Dr. Nguyen received an MBA from University of Chicago, a MD from Rutgers New Jersey Medical School, and completed his residency and fellowship training in anesthesiology and cardiovascular anesthesia at Massachusetts General Hospital, Harvard Medical School.

“It has been an honor to be part of an exceptionally talented team and a privilege to help lead Xeris through its evolution to a commercial-stage biopharmaceutical company,” said Ken Johnson. “I’m very proud of what we have accomplished and am confident that Dr. Nguyen will lead Xeris to new levels of success.”

“I’m excited to help lead the scientific efforts at Xeris, to collaborate and usher a new era of transformative therapies that leverage our innovation and strategic partnerships, to redefine patient care,” said Dr. Nguyen.

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., including the development of its product portfolio vision and strategy for its internal functions, the potential growth of its commercial portfolio, and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its and collaborators’ ability to protect its intellectual property and proprietary technology. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while we believe our assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com